UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

VERSARTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4200 Bohannon Drive, Suite 250

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 963-8580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 18, 2016, Versartis, Inc. (the “Company”) held its Annual Meeting of Stockholders at 2:00 p.m. local time at the Company’s offices located at 4040 Campbell Avenue, Suite 210, Menlo Park, California 94025 (the “Annual Meeting”). As of April 4, 2016, the Company’s record date, there were a total of 29,422,247 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 19,625,148 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present. Two items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1 — Election of Directors to Hold Office Until the 2019 Annual Meeting of Stockholders

Mr. Jay P. Shepard, Dr. Shahzad Malik and Dr. Anthony Y. Sun were elected to serve as members of the Company’s Board of Directors (the “Board”) for three-year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal.

Votes were cast as follows for the election of directors:

	For	Withheld	Broker Non-Votes
Jay P. Shepard	13,983,569	1,367,433	4,274,146
Shahzad Malik	14,302,494	1,048,508	4,274,146
Anthony Y. Sun	14,292,694	1,058,308	4,274,146

Since the Board is divided into three classes with one class elected each year to hold office for a three-year term, the following directors continued to serve as directors of the Company immediately after the Annual Meeting: Srinivas Akkaraju, R. Scott Greer, Edmon R. Jennings and John Varian.

Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm

The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by the following vote:

For	Against	Abstain	Broker Non-Votes
19,570,978	38,426	15,744	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERSARTIS, INC.

Dated: May 23, 2016	By:	/s/ Joshua Brumm
Joshua Brumm Chief Financial Officer